                                                                    EXHIBIT 4.24




================================================================================




                       NOBLE DRILLING (JIM THOMPSON) INC.,


                                  $115,000,000


                         Fixed Rate Senior Secured Notes


                                 --------------

                             NOTE PURCHASE AGREEMENT

                                 --------------


                          Dated as of December 21, 1998







================================================================================

                               TABLE OF CONTENTS



SECTION 1. AUTHORIZATION, PURCHASE AND SALE OF NOTES..............................................................  1
   1.01  Authorization and Commitment to Purchase.................................................................  1
   1.02  Disbursement of Funds....................................................................................  2
   1.03  Interest.................................................................................................  2
SECTION 2. FEES; COMMITMENTS......................................................................................  3
   2.01  Fees.....................................................................................................  3
   2.02  Termination of Commitments...............................................................................  3
SECTION 3. PAYMENTS...............................................................................................  3
   3.01  Voluntary Prepayments....................................................................................  3
   3.02  Mandatory Repayments.....................................................................................  5
   3.03  Method and Place of Payment..............................................................................  8
   3.04  Net Payments.............................................................................................  8
   3.05  Purchase of Notes........................................................................................  9
SECTION 4. CONDITIONS PRECEDENT...................................................................................  9
   4.01  Execution of Agreement...................................................................................  9
   4.02  No Default; Representations and Warranties...............................................................  9
   4.03  Officers Certificate..................................................................................... 10
   4.04  Opinions of Counsel...................................................................................... 10
   4.05  Corporate Proceedings.................................................................................... 10
   4.06  Construction Contract.................................................................................... 10
   4.07  Adverse Change, etc...................................................................................... 10
   4.08  Litigation............................................................................................... 11
   4.09  Approvals................................................................................................ 11
   4.10  Fees..................................................................................................... 11
   4.11  Guaranties............................................................................................... 11
   4.12  Insurance Report......................................................................................... 11
   4.13  Assignment of Insurances................................................................................. 11
   4.14  Mortgages................................................................................................ 11
   4.15  Purchase Permitted By Applicable Law, etc................................................................ 12
   4.16  Sale of Other Notes...................................................................................... 12
   4.17  Private Placement Number................................................................................. 12
SECTION 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS............................................................. 12
   5.01  Corporate Status......................................................................................... 12
   5.02  Corporate Power and Authority............................................................................ 13
   5.03  No Violation............................................................................................. 13
   5.04  Litigation............................................................................................... 13
   5.05  Use of Proceeds; Margin Regulations...................................................................... 13
   5.06  Governmental Approvals................................................................................... 14
   5.07  Investment Company Act................................................................................... 14
   5.08  Public Utility Holding Company Act....................................................................... 14
   5.09  True and Complete Disclosure............................................................................. 14
   5.10  Financial Condition...................................................................................... 14
   5.11  Tax Returns and Payments................................................................................. 15
   5.12  Employee Benefit Plans................................................................................... 15
   5.13  Subsidiaries............................................................................................. 15



                                      (i)



   5.14  Patents, etc............................................................................................. 15
   5.15  Pollution and Other Regulations.......................................................................... 15
   5.16  Properties............................................................................................... 16
   5.17  Labor Relations.......................................................................................... 16
   5.18  Existing Indebtedness.................................................................................... 17
   5.19  Rig Classification....................................................................................... 17
   5.20  Security Interests....................................................................................... 17
   5.21  Foreign Assets Control Regulations, etc.................................................................. 17
   5.22  Compliance with Laws, etc................................................................................ 17
   5.23  Offering of the Notes.................................................................................... 17
SECTION 6.AFFIRMATIVE COVENANTS................................................................................... 18
   6.01  Information Covenants.................................................................................... 18
   6.02  Books, Records and Inspections........................................................................... 18
   6.03  Maintenance of Property; Insurance....................................................................... 18
   6.04  Payment of Taxes......................................................................................... 18
   6.05  Consolidated Corporate Franchises........................................................................ 19
   6.07  Good Repair.............................................................................................. 19
   6.08  End of Fiscal Years; Fiscal Quarters..................................................................... 19
   6.09  Use of Proceeds.......................................................................................... 19
   6.10  ERISA.................................................................................................... 19
   6.11  Earnings Concentration Account........................................................................... 20
   6.12  Further Assurances....................................................................................... 20
   6.13  Nature of Business....................................................................................... 20
SECTION 7.NEGATIVE COVENANTS...................................................................................... 21
   7.01  Changes in Business...................................................................................... 21
   7.02  Consolidation, Merger, Sale of Assets, etc............................................................... 21
   7.03  Indebtedness............................................................................................. 21
   7.04  Liens.................................................................................................... 22
   7.05  Restricted Payments...................................................................................... 23
   7.06  Restrictions on Subsidiaries............................................................................. 23
   7.07  Transactions with Affiliates............................................................................. 23
   7.08  Vessel Management........................................................................................ 23
SECTION 8.EVENTS OF DEFAULT....................................................................................... 24
   8.01  Payments................................................................................................. 24
   8.02  Representations, etc..................................................................................... 24
   8.03  Covenants................................................................................................ 24
   8.04  Default Under Other Agreements........................................................................... 24
   8.05  Bankruptcy, etc.......................................................................................... 24
   8.06  Parent Guaranty.......................................................................................... 25
   8.07  Judgments................................................................................................ 25
   8.08  Employee Benefit Plans................................................................................... 25
   8.09  Change of Control........................................................................................ 26
   8.10  Vessel in Class.......................................................................................... 26
SECTION 9.DEFINITIONS............................................................................................. 26
SECTION 10.THE TRUSTEE............................................................................................ 36
   10.01 Appointment.............................................................................................. 36
   10.02 Nature of Duties......................................................................................... 37
   10.03 Lack of Reliance on the Trustee.......................................................................... 37


                                      (ii)


   10.04 Certain Rights of the Trustee............................................................................ 38
   10.05 Reliance................................................................................................. 38
   10.06 Indemnification.......................................................................................... 38
   10.07 The Trustee in Its Individual Capacity................................................................... 39
   10.08 Holders.................................................................................................. 39
   10.09 Resignation by the Trustee; Removal...................................................................... 39
   10.10 Concentration Account.................................................................................... 40
   10.11 Insurance................................................................................................ 40
   10.12 Knowledge of Default..................................................................................... 40
SECTION 11.MISCELLANEOUS.......................................................................................... 41
   11.01 Payment of Expenses, etc................................................................................. 41
   11.02 Right of Setoff.......................................................................................... 42
   11.03 Notices.................................................................................................. 42
   11.04 Successors and Assigns - Representations of the Purchasers............................................... 42
   11.05 No Waiver; Remedies Cumulative........................................................................... 44
   11.06 Payments Pro Rata........................................................................................ 44
   11.07 Computations............................................................................................. 45
   11.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial................................... 45
   11.09 Counterparts............................................................................................. 46
   11.10 Effectiveness............................................................................................ 46
   11.11 Headings Descriptive..................................................................................... 46
   11.12 Amendment or Waiver...................................................................................... 46
   11.13 Survival................................................................................................. 47
   11.14 Domicile of Notes........................................................................................ 47
   11.15 Confidentiality.......................................................................................... 47
   11.16 (a) Registration of Notes, etc........................................................................... 48


ANNEX I      --    Commitments
ANNEX II     --    Purchaser Addresses

EXHIBIT A-1  --    Form of Series A Note
EXHIBIT A-2  --    Form of Series B Note
EXHIBIT A-3  --    Form of Series C Note
EXHIBIT A-4  --    Form of Series D Note
EXHIBIT B-1  --    Form of Opinion of Thompson & Knight, P.C.
EXHIBIT B-2  --    Form of Opinion of Watson, Farley & Williams
EXHIBIT B-3  --    Form of Opinion of Roy Phillipps
EXHIBIT B-4  --    Form of Opinion of White & Case
EXHIBIT C    --    Form of Officers' Certificate
EXHIBIT D-1  --    Form of Parent Guaranty
EXHIBIT D-2  --    Form of Subsidiary Limited Recourse Guaranty
EXHIBIT E-1  --    Form of Mortgage
EXHIBIT E-2  --    Form of First Preferred Fleet Mortgage
EXHIBIT E-3  --    Form of First Preferred Mortgage
EXHIBIT F    --    Assignments of Insurances


                                     (iii)

                         FIXED RATE SENIOR SECURED NOTES


                                                               December 21, 1998


To Each of the Purchasers Named
in Annex I Attached Hereto:


Ladies and Gentlemen:


         The undersigned, Noble Drilling (Jim Thompson) Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company") agrees with the purchasers named in annex I attached hereto and any successors and assigns thereof as holders of the Notes (each a "Purchaser" and, collectively, the "Purchasers") and the Company and the Purchasers agree with Chase Bank of Texas, National Association, as Trustee as follows:

SECTION 1.   AUTHORIZATION, PURCHASE AND SALE OF NOTES.

         1.01 Authorization and Commitment to Purchase. (a) The Company will authorize the issue and sale of $115,000,000 aggregate principal amount of its Fixed Rate Senior Secured Notes due April 1, 2002, October 1, 2004, January 1, 2009, and January 1, 2009, respectively, which Notes shall be divided among Series A Notes, Series B Notes, Series C Notes and Series D Notes according to the Commitments of the Purchasers set forth on Annex I hereto. The Notes shall be substantially in the form of (i) Exhibit A-1, if issued pursuant to the Series A Commitment (each a "Series A Note" and, collectively, the "Series A Notes"), (ii) Exhibit A-2, if issued pursuant to the Series B Commitment (each a "Series B Note" and, collectively, the "Series B Notes"), (iii) Exhibit A-3, if issued pursuant to the Series C Commitment (each a "Series C Note" and, collectively, the "Series C Notes") and (iv) Exhibit A-4, if issued pursuant to the Series D Commitment (each a "Series D Note" and, collectively, the "Series D Notes" and, together with the Series A Notes, the Series B Notes and the Series C Notes, each a "Note" and, collectively, the "Notes"), in each case with blanks appropriately completed in conformity therewith.

         (b) The Company agrees to sell and, subject to and upon the terms and conditions herein set forth, each Purchaser severally but not jointly agrees to purchase on the Closing date from the Company, at the closing provided for in
Section 1.02, for a purchase price equal to 100% of the principal amount thereof, Series A Notes in a principal amount equal to each such Purchaser's Series A Commitment, which Series A Notes (i) shall, in the aggregate for all Purchasers, be equal to the Total Series A Commitment and (ii) shall not exceed for any Purchaser the Series A Commitment of such Purchaser on the Closing date Once repaid, the Series A Notes issued hereunder may not be reissued.

         (c) The Company agrees to sell and, subject to and upon the terms and conditions herein set forth, each Purchaser severally but not jointly agrees to purchase, on the

Closing date, for a purchase price equal to 100% of the principal amount thereof, Series B Notes in a principal amount equal to each such Purchaser's Series B Commitment, which Series B Notes (i) shall, in the aggregate for all Purchasers, be equal to the Total Series B Commitment and (ii) shall not exceed for any Purchaser the Series B Commitment of such Purchaser on the Closing date. Once repaid, the principal of Series B Notes issued hereunder may not be reissued.

         (d) The Company agrees to sell and, subject to and upon the terms and conditions herein set forth, each Purchaser severally but not jointly agrees to purchase, on the Closing date, for a purchase price equal to 100% of the principal amount thereof, Series C Notes in a principal amount equal to each such Purchaser's Series C Commitment, which Series C Notes (i) shall, in the aggregate for all Purchasers, be equal to the Total Series C Commitment and (ii) shall not exceed for any Purchaser the Series C Commitment of such Purchaser on the Closing date. Once repaid, the Series C Notes issued hereunder may not be reissued.

         (e) The Company agrees to sell and, subject to and upon the terms and conditions herein set forth, each Purchaser severally but not jointly agrees to purchase, on the Closing date, for a purchase price equal to 100% of the principal amount thereof, Series D Notes in a principal amount equal to such Purchaser's Series D Commitment, which Series D Notes (i) shall, in the aggregate for all Purchasers, be equal to the total Series D Commitment and (ii) shall not exceed for any Purchaser the Series D Commitment of such Purchaser on the Closing date. Once repaid, the Series D Notes issued hereunder may not be reissued.

         1.02 Disbursement of Funds. The sale and purchase of the Notes to be purchased by you and the other Purchasers shall occur at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, at 10:00 a.m., New York City time, at a closing (the "CLOSING") on December 22, 1998 or on such other Business Day thereafter on or prior to January 15, 1999 as may be agreed upon by the Company and you and the other Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee). If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 1.02, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment. On the Closing date, each Purchaser will make available to the Company, in Dollars and immediately available funds to the account of the Company specified to the Purchasers in writing, its pro rata share of the Total Commitment on such date.

         1.03 Interest. (a) The unpaid principal amount of each Note shall bear interest from the Closing date until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be (i) in the case of Series A Notes, the Series A Rate, (ii) in the case of Series B Notes, the Series B Rate, (iii) in the case of Series C Notes, the Series C Rate and (iv) in the case of Series D Notes, the Series D Rate.

         (b) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Note and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to 2% per annum in excess of the interest rate applicable to such Notes at maturity, with such interest payable on demand.

         (c) Interest shall accrue from and including the Closing date to but excluding the date of repayment of the Notes and shall be payable quarterly in arrears on each Scheduled Repayment Date, upon prepayment (on the amount prepaid) and at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (d) All computations of interest hereunder shall be made in accordance with Section 11.07.

SECTION 2.  FEES; COMMITMENTS.

         2.01 Fees. (a) The Company shall pay to the Trustee (x) on the Effective Date, for its own account and/or for distribution to the Arrangers, such Fees as heretofore agreed in writing by the Company and the Arrangers and
(y) for its own account such other fees as agreed to in writing between the Company and the Trustee, when and as due.

         (b) All computations of Fees shall be made in accordance with Section 11.07.

         2.02 Termination of Commitments. The Total Commitment (and the Commitments of each Purchaser) shall terminate in its entirety on the earlier of
(i) January 15, 1999 and (ii) the Closing date (immediately after giving effect to the purchase of the Notes on such date).

SECTION 3.  PAYMENTS.

         3.01 Voluntary Prepayments. (a) The Company shall have the right to prepay the Notes pro rata among each Series of Notes, in whole or in part, from time to time on any Business Day after January 1, 2001 at 100% of the outstanding principal balance of such Series of Notes (or portion thereof) plus accrued interest and the Make-Whole Amount. The Company shall give the Purchasers written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Notes and the amount of such prepayment, which notice shall be given by the Company not less than 30 nor more than 60 days prior to the date of such prepayment; (x) each partial prepayment of Notes shall be in an aggregate principal amount of at least $10,000,000 and, if greater, in an integral multiple of $100,000, provided that no partial prepayment of Notes shall reduce the aggregate principal amount of the Notes outstanding to an amount less than $10,000,000; (y) each prepayment of Notes in a Series shall be applied pro rata among the Purchasers which have Notes of such Series outstanding; and (z) each voluntary prepayment of any Series of Notes pursuant to this Section 3.01 shall be applied to reduce the then remaining Scheduled Repayments of such Series pro rata based on the then remaining amount of each Scheduled Repayment after giving effect to all prior reductions thereto.

                  (b) The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining

Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 3.01 or has become or is declared to be immediately due and payable pursuant to Section 8, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" on the Telerate Access Service (or such other display as may replace Page 500 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable including by way of interpolation, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, (A) if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life and (B) by converting all such implied yields to a quarterly payment basis in accordance with accepted financial practice.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 3.01 or Section 8.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 3.01 or has become or is declared to be immediately due and payable pursuant to Section 8, as the context requires.

         3.02 Mandatory Repayments. (a) In addition to any other mandatory repayments pursuant to this Section 3.02, on each date set forth below, the Company shall pay interest on and principal of the Series A Notes, to the extent then outstanding, in the amount set forth opposite such date (each such repayment, as the same may be reduced from time to time pursuant to Section 3.01, a "Series A Scheduled Repayment" and each such date a "Series A Scheduled Repayment Date"):

--------------------------------------------------------------------------------------------------------

Series A Scheduled Repayment Date        Interest Payment        Principal Payment      Total Payment

--------------------------------------------------------------------------------------------------------
April 1, 1999                            $247,083                $        0             $  247,083
July 1, 1999                             $222,375                $        0             $  222,375
October 1, 1999                          $222,375                $1,265,531             $1,487,906
January 1, 2000                          $203,614                $1,284,292             $1,487,906
April 1, 2000                            $184,574                $1,303,332             $1,487,906
July 1, 2000                             $165,252                $1,322,654             $1,487,906
October 1, 2000                          $145,644                $1,342,262             $1,487,906
January 1, 2001                          $125,745                $1,362,161             $1,487,906
April 1, 2001                            $105,551                $1,382,355             $1,487,906
July 1, 2001                             $ 85,057                $1,402,848             $1,487,906
October 1, 2001                          $ 64,260                $1,423,646             $1,487,906
January 1, 2002                          $ 43,154                $1,444,751             $1,487,906
April 1, 2002                            $ 21,736                $1,466,170             $1,487,906


         (b) In addition to any other mandatory repayments pursuant to this
Section 3.02, on each date set forth below, the Company shall pay interest on and principal of the Series B Notes, to the extent then outstanding, in the amount set forth opposite such date (each such repayment, as the same may be reduced from time to time pursuant to Section 3.01, a "Series B Scheduled Repayment" and each such date a "Series B Scheduled Repayment Date"):


--------------------------------------------------------------------------------------------------------

Series B Scheduled Repayment Date        Interest Payment     Principal Payment     Total Payment

--------------------------------------------------------------------------------------------------------
April 1, 1999                            $747,778             $        0            $  747,778
July 1, 1999                             $673,000             $        0            $  673,000
October 1, 1999                          $673,000             $        0            $  673,000
January 1, 2000                          $673,000             $        0            $  673,000
April 1, 2000                            $673,000             $        0            $  673,000
July 1, 2000                             $673,000             $        0            $  673,000
October 1, 2000                          $673,000             $        0            $  673,000
January 1, 2001                          $673,000             $        0            $  673,000
April 1, 2001                            $673,000             $        0            $  673,000
July 1, 2001                             $673,000             $        0            $  673,000
October 1, 2001                          $673,000             $        0            $  673,000
January 1, 2002                          $673,000             $        0            $  673,000
April 1, 2002                            $673,000             $        0            $  673,000
July 1, 2002                             $673,000             $3,706,410            $4,379,410
October 1, 2002                          $610,640             $3,768,770            $4,379,410
January 1, 2003                          $547,230             $3,832,180            $4,379,410
April 1, 2003                            $482,754             $3,896,656            $4,379,410
July 1, 2003                             $417,192             $3,962,217            $4,379,410
October 1, 2003                          $350,528             $4,028,881            $4,379,410
January 1, 2004                          $282,742             $4,096,667            $4,379,410
April 1, 2004                            $213,816             $4,165,594            $4,379,410
July 1, 2004                             $143,730             $4,235,680            $4,379,410
October 1, 2004                          $ 72,464             $4,306,945            $4,379,410


         (c) In addition to any other mandatory repayments pursuant to this
Section 3.02, on each date set forth below, the Company shall pay interest on and principal of the Series C Notes, to the extent then outstanding, in the amount set forth opposite such date (each such repayment, as the same may be reduced from time to time pursuant to Section 3.01, a "Series C Scheduled Repayment" and each such date a "Series C Scheduled Repayment Date"):


--------------------------------------------------------------------------------------------------------

Series C Scheduled Repayment Date        Interest Payment    Principal Payment      Total Payment

--------------------------------------------------------------------------------------------------------
April 1, 1999                            $791,111            $0                     $791,111
July 1, 1999                             $712,000            $0                     $712,000
October 1, 1999                          $712,000            $0                     $712,000
January 1, 2000                          $712,000            $0                     $712,000
April 1, 2000                            $712,000            $0                     $712,000
July 1, 2000                             $712,000            $0                     $712,000
October 1, 2000                          $712,000            $0                     $712,000
January 1, 2001                          $712,000            $0                     $712,000
April 1, 2001                            $712,000            $0                     $712,000
July 1, 2001                             $712,000            $0                     $712,000
October 1, 2001                          $712,000            $0                     $712,000
January 1, 2002                          $712,000            $0                     $712,000
April 1, 2002                            $712,000            $0                     $712,000
July 1, 2002                             $712,000            $0                     $712,000
October 1, 2002                          $712,000            $0                     $712,000
January 1, 2003                          $712,000            $0                     $712,000
April 1, 2003                            $712,000            $0                     $712,000


July 1, 2003                             $712,000            $        0             $  712,000
October 1, 2003                          $712,000            $        0             $  712,000
January 1, 2004                          $712,000            $        0             $  712,000
April 1, 2004                            $712,000            $        0             $  712,000
July 1, 2004                             $712,000            $        0             $  712,000
October 1, 2004                          $712,000            $        0             $  712,000
January 1, 2005                          $712,000            $2,035,590             $2,747,590
April 1, 2005                            $675,766            $2,071,824             $2,747,590
July 1, 2005                             $638,888            $2,108,702             $2,747,590
October 1, 2005                          $601,353            $2,146,237             $2,747,590
January 1, 2006                          $563,150            $2,184,440             $2,747,590
April 1, 2006                            $524,267            $2,223,323             $2,747,590
July 1, 2006                             $484,692            $2,262,899             $2,747,590
October 1, 2006                          $444,412            $2,303,178             $2,747,590
January 1, 2007                          $403,416            $2,344,175             $2,747,590
April 1, 2007                            $361,689            $2,385,901             $2,747,590
July 1, 2007                             $319,220            $2,428,370             $2,747,590
October 1, 2007                          $275,995            $2,471,595             $2,747,590
January 1, 2008                          $232,001            $2,515,589             $2,747,590
April 1, 2008                            $187,224            $2,560,367             $2,747,590
July 1, 2008                             $141,649            $2,605,942             $2,747,590
October 1, 2008                          $ 95,263            $2,652,327             $2,747,590
January 1, 2009                          $ 48,052            $2,699,539             $2,747,590

         (d) In addition to any other mandatory repayments pursuant to this
Section 3.02, on each date set forth below, the Company shall pay interest on and principal of the Series D Notes, to the extent then outstanding, in the amount set forth opposite such date (each such repayment, as the same may be reduced from time to time pursuant to Section 3.01, a "Series D Scheduled Repayment" and each such date a "Series D Scheduled Repayment Date"):


--------------------------------------------------------------------------------------------------------

Series D Scheduled Repayment Date        Interest Payment    Principal Payment      Total Payment

--------------------------------------------------------------------------------------------------------
April 1, 1999                            $402,778            $0                     $402,778
July 1, 1999                             $362,500            $0                     $362,500
October 1, 1999                          $362,500            $0                     $362,500
January 1, 2000                          $362,500            $0                     $362,500
April 1, 2000                            $362,500            $0                     $362,500
July 1, 2000                             $362,500            $0                     $362,500
October 1, 2000                          $362,500            $0                     $362,500
January 1, 2001                          $362,500            $0                     $362,500
April 1, 2001                            $362,500            $0                     $362,500
July 1, 2001                             $362,500            $0                     $362,500
October 1, 2001                          $362,500            $0                     $362,500
January 1, 2002                          $362,500            $0                     $362,500
April 1, 2002                            $362,500            $0                     $362,500
July 1, 2002                             $362,500            $0                     $362,500
October 1, 2002                          $362,500            $0                     $362,500
January 1, 2003                          $362,500            $0                     $362,500
April 1, 2003                            $362,500            $0                     $362,500
July 1, 2003                             $362,500            $0                     $362,500
October 1, 2003                          $362,500            $0                     $362,500
January 1, 2004                          $362,500            $0                     $362,500
April 1, 2004                            $362,500            $0                     $362,500


July 1, 2004                             $362,500            $         0            $   362,500
October 1, 2004                          $362,500            $         0            $   362,500
January 1, 2005                          $362,500            $         0            $   362,500
April 1, 2005                            $362,500            $         0            $   362,500
July 1, 2005                             $362,500            $         0            $   262,500
October 1, 2005                          $362,500            $         0            $   362,500
January 1, 2006                          $362,500            $         0            $   362,500
April 1, 2006                            $362,500            $         0            $   362,500
July 1, 2006                             $362,500            $         0            $   362,500
October 1, 2006                          $362,500            $         0            $   362,500
January 1, 2007                          $362,500            $         0            $   362,500
April 1, 2007                            $362,500            $         0            $   362,500
July 1, 2007                             $362,500            $         0            $   362,500
October 1, 2007                          $362,500            $         0            $   362,500
January 1, 2008                          $362,500            $         0            $   362,500
April 1, 2008                            $362,500            $         0            $   362,500
July 1, 2008                             $362,500            $         0            $   362,500
October 1, 2008                          $362,500            $         0            $   362,500
January 1, 2009                          $362,500            $20,000,000            $20,362,500


         (e) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding principal amount of the Series A Notes shall be repaid in full on the Series A Maturity Date, (ii) all then outstanding principal amount of the Series B Notes shall be repaid in full on the Series B Maturity Date and (iii) all then outstanding principal amount of the Series C Notes and the Series D Notes shall be repaid in full on the Final Maturity Date.

         (f) On the date on which any Change of Control occurs, unless otherwise agreed by a Purchaser in regard to Notes held by it, the outstanding Notes, if any, shall become due and payable in full at 100% of the outstanding principal balance of each Series of Notes plus accrued interest and the Make-Whole Amount.

         (g) Each prepayment of any Series of Notes pursuant to this Section
3.02 shall be applied pro rata among the Purchasers which have outstanding Notes of such Series.

         3.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Purchasers (based on their pro rata shares) not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in Dollars at the Payment Office, subject to 11.06(b). Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall instead be made on the immediately succeeding Business Day without including the days elapsed in the computation of interest payable on such immediately succeeding Business Day.

         3.04 Net Payments. All payments made by the Company hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Purchaser pursuant to the laws of the jurisdiction in which it is organized or managed and controlled or the jurisdiction in which the principal office or applicable lending office of such Purchaser is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Company agrees to pay the full amount of such Taxes, and such additional amounts, if any, as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Company agrees to reimburse each Purchaser, upon the written request of such Purchaser, for taxes imposed on or measured by the net income or net profits of such Purchaser pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Purchaser is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Purchaser is located and for any withholding of taxes as such Purchaser shall determine are payable by, or withheld from, such Purchaser in respect of such amounts so paid to or on behalf of such Purchaser pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Purchaser pursuant to this sentence. The Company will furnish to the Trustee within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Company. The Company agrees to indemnify and hold harmless each Purchaser, and reimburse such Purchaser upon its written request, for the amount of any Taxes so levied or imposed and paid by such Purchaser.

        3.05 Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

SECTION 4.  CONDITIONS PRECEDENT.

        The occurrence of the Effective Date pursuant to Section 11.10 and the Commitments of the Purchasers to purchase their respective Notes hereunder are subject to the satisfaction, at the time of the occurrence of each such event, of each of the following conditions at Closing:

        4.01 Execution of Agreement. (i) The Effective Date shall have occurred as provided in Section 11.10 and (ii) there shall have been delivered to each Purchaser the appropriate Note executed by the Company, and in the amount, maturity and as otherwise provided herein.

         4.02 No Default; Representations and Warranties. On the Closing date,
(i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects as though such representations and warranties were made on the Closing date (except to the extent that such representations and warranties expressly relate to the Effective Date, in which case they shall be true and correct in all material respects as of the Effective Date).

         4.03 Officer's Certificate. On the Effective Date, the Trustee shall have received a certificate dated such date signed by the President, any Vice President or the Treasurer of the Company stating that all of the applicable conditions set forth in Sections 4.02, 4.07, 4.08(a) and 4.09 exist as of such date.

         4.04 Opinions of Counsel. On the Effective Date, the Trustee shall have received opinions, addressed to the Trustee and each of the Purchasers and dated the Effective Date, from (i) Thompson & Knight, P.C., counsel to the Company, which opinion shall cover the matters contained in Exhibit B-1, (ii) Watson, Farley & Williams, special maritime counsel to the Purchasers, covering the matters set forth in Exhibit B-2, (iii) Roy Phillipps, Panamanian counsel to the Company, which opinion shall cover the matters contained in Exhibit B-3 and (iv) White & Case LLP, special counsel to the Purchasers, which opinion shall cover the matters contained in Exhibit B-4, each of which opinions shall be in form and substance reasonably satisfactory to the Purchasers.

         4.05 Corporate Proceedings. (a) On the Effective Date, the Trustee shall have received from each Credit Party a certificate, dated the Effective Date, signed by the President, any Vice President, the Treasurer or the Secretary or other appropriate representative of such Credit Party in the form of Exhibit C with appropriate insertions and deletions, together with copies of the certificate of incorporation, memorandum and articles of association, by-laws, and resolutions, or such other administrative approval, of such Credit Party referred to in such certificate and all of the foregoing shall be reasonably satisfactory to the Purchasers.

         (b) On the Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Purchasers, and each Purchaser shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which a Purchaser may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

         (c) The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following December 31, 1997.

         4.06 Construction Contract. On or prior to the Effective Date, there shall have been delivered to the Trustee a copy, certified as true and correct by an appropriate officer of the Company of the Construction Contract.

         4.07 Adverse Change, etc. On the Effective Date, (a) no Material Adverse Effect shall have occurred since December 31, 1997 or (b) no Purchaser shall have become aware of any facts or conditions not previously known which such Purchaser shall determine in its reasonable business judgment (i) has, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Purchasers hereunder or under any other Credit Document, or on the ability of the Company or the Parent Guarantor to perform their respective obligations to them, or (ii) has, or is reasonably likely to have, a Material Adverse Effect.

         4.08 Litigation. On the Effective Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Credit Document or the transactions contemplated hereby or thereby or
(b) which any Purchaser shall determine in its reasonable business judgment is reasonably likely to (i) have a Material Adverse Effect or (ii) have a Material Adverse Effect on the rights or remedies of the Purchasers hereunder or under any other Credit Document or on the ability of the Company or the Parent Guarantor to perform their respective obligations to the Purchasers hereunder or under any other Credit Document.

         4.09 Approvals. On the Effective Date, all necessary governmental and third party approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or imposes, in the reasonable business judgment of any Purchaser, materially adverse conditions upon the consummation of such transactions.

         4.10 Fees. On the Effective Date, the Company shall have paid to the Trustee all Fees and expenses (including the fees and expenses of each special counsel to the Purchasers) agreed upon by such parties to be paid on or prior to such date.

         4.11 Guaranties. On the Effective Date (i) Parent Guarantor shall have duly authorized, executed and delivered the Parent Guaranty in the form of Exhibit D-1 hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Parent Guaranty"), and (ii) each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiary Limited Recourse Guaranty in the form of Exhibit D-2 hereto in each case with blanks appropriately completed in conformity therewith (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiary Guaranty").

         4.12 Insurance Report. On or prior to the Effective Date, each Purchaser shall have received a detailed report from Aon Risk Services of Texas, Inc. or another firm of independent marine insurance brokers reasonably acceptable to the Purchasers with respect to the insurance maintained in connection with the Mortgaged Rigs, together with a certificate from such broker certifying that such insurances are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are normally insured against by similarly situated insureds.

         4.13 Assignment of Insurances. On the Effective Date, the Assignments of Insurances in the form of Exhibit F (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Assignments of Insurances") shall be in full force and effect.

         4.14 Mortgages. On the Effective Date, mortgages (in each case substantially in the form of Exhibits E-1, E-2 and E-3, respectively, as modified, amended, or supplemented from time to time in accordance with the terms thereof and hereof, the "Mortgages") shall have been executed and delivered to the satisfaction of the Purchasers with respect to the (i) Vessel, the Noble Eddie Paul (Official No. 570632), the Noble Bill Jennings (Official No. 568214), the Noble Tom Jobe (Official No. 653116) and (ii) the Noble John Sandifer (Official No. 569799), each documented under the laws and flag of the Republic of Panama or the United States of America as appropriate (collectively, including the Vessel, the "Mortgaged Rigs") and shall otherwise be in full force and effect and all actions necessary, desirable or otherwise reasonably requested by any Purchaser to provide the Trustee with a perfected first priority security interest in all Collateral purported to be covered by the Mortgages shall have been taken.

         4.15 Purchase Permitted By Applicable Law, etc. On the date of the Closing the purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by a Purchaser, such Purchaser shall have received a certificate from one of the officers specified in Section 4.03 certifying as to such matters of fact as you may reasonably specify to enable it to determine whether such purchase is so permitted.

         4.16 Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each Purchaser and each Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Annex I.

         4.17 Private Placement Number. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

The acceptance of the benefits of the Notes shall constitute a representation and warranty by the Company to the Trustee and each of the Purchasers that all of the applicable conditions specified above exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered at the Closing for the account of each of the Purchasers and, except for the Notes, in sufficient counterparts or copies for each of the Purchasers and shall be satisfactory in form and substance to the Purchasers.

SECTION 5.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         In order to induce the Purchasers to enter into this Agreement and to purchase the Notes, the Company makes the following representations and warranties to, and agreements with, the Purchasers and the Trustee, all of which shall survive the execution and delivery of this Agreement and the purchase of the Notes:

         5.01 Corporate Status. The Company (i) is a duly organized and validly existing company in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged, except in such case where the failure to be duly organized and validly existing in good standing and to have such corporate power and authority (x) is not reasonably likely to have a Material Adverse Effect or (y) is not reasonably likely to have a material adverse effect on the rights or remedies of the Purchasers or on the ability of the Company to perform its obligations to them hereunder and under the other Credit Documents to which it is a party, and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

         5.02 Corporate Power and Authority. The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. The Company has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         5.03 No Violation. Neither the execution, delivery and performance by the Company of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality of the United States or any State thereof, (ii) will result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property or assets are bound or to which it is subject, other than Permitted Liens, or (iii) will violate any provision of the memorandum and articles of association of the Company.

         5.04 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, after due inquiry, threatened with respect to the Company (i) that are likely to have a Material Adverse Effect or (ii) that are reasonably likely to have a Material Adverse Effect on the rights or remedies of the Purchasers or on the ability of the Company to perform its obligations to them hereunder and under the other Credit Documents to which it is a party.

         5.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Notes shall be used as contemplated by Section 7.05 to fund costs and expenses incurred by the Company and its Affiliates in connection with the conversion of the Vessel from a submersible offshore drilling rig to a Noble Drilling EVA-4000(tm) semisubmersible drilling rig.

         (b) Neither the purchase of any Note hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Note will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock.

         5.06 Governmental Approvals. Except for the orders, consents, approvals, licenses, authorizations, validations, recordings, registrations and exemptions that have already been duly made or obtained and remain in full force and effect, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document, (ii) the legality, validity, binding effect or enforceability of any Credit Document or (iii) completion of the Project.

         5.07 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.08 Public Utility Holding Company Act. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.09 True and Complete Disclosure. All information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or its Affiliates or any agent thereof, including the Arrangers, in writing to any Purchaser for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such information (taken as a whole) hereafter furnished by or on behalf of the Company in writing to any Purchaser will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Company which is reasonably likely to have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Trustee and the Purchasers for use in connection with the transactions contemplated hereby.

         5.10 Financial Condition. On and as of the Effective Date, on a pro forma basis after giving effect to all Indebtedness incurred, and to be incurred, by the Company in connection herewith, (x) the sum of the assets, at a fair valuation, of the Company will exceed its debts, (y) the Company will not have incurred or intended to, or believe that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) the Company will not have unreasonably small capital with which to conduct its business. Nothing has occurred since the incorporation of the Company that (x) has had or is reasonably likely to have a Material Adverse Effect on the rights or remedies of the Purchasers hereunder or under any other Credit Document, or on the ability of the Company to perform its obligations to them, or (y) has had or is reasonably likely to have a Material Adverse Effect. There were as of the Effective Date no liabilities or obligations with respect to the Company of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Company.

         5.11 Tax Returns and Payments. The Company has filed all tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith for which adequate reserves have been provided in accordance with GAAP. The Company has paid, or has provided adequate reserves (in the good faith judgment of the management of the Company) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

         5.12 Employee Benefit Plans. (a) Neither the Company nor any ERISA Affiliate has ever maintained or contributed to (or had an obligation to contribute to) any Plan or any Foreign Pension Plan where any current or reasonably foreseeable liability of the Company with respect to such Plan or such Foreign Pension Plan would be reasonably likely to have a Material Adverse Effect. All contributions required to be made with respect to (i) any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained or contributed to by (or to which there is an obligation to contribute of) the Company or an ERISA Affiliate and (ii) any Foreign Pension Plan have been timely made except any such failures to contribute which would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect. The Company may cease contributions to or terminate any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained or contributed to by (or to which there is an obligation to contribute of) it without incurring any liability which, individually or in the aggregate would be reasonably likely to have a Material Adverse Effect.

         (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities.

         (c) In reliance upon the representations of the Purchasers herein, the execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will be exempt from, or will not involve any transaction which is subject to, the prohibitions of either Section 406 of ERISA or Section 4975 of the Code and will not involve any transaction in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code.

         5.13 Subsidiaries. The Company has no Subsidiaries on the Effective
Date.

         5.14 Patents, etc. The Company has obtained all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of its business taken as a whole as presently conducted, and the Company knows of no such rights the absence of which would be reasonably likely to have a Material Adverse Effect.

         5.15 Pollution and Other Regulations. (a) The Company is in compliance with all applicable Environmental Laws governing its business for which failure to comply is reasonably likely to have a Material Adverse Effect, and the Company is not liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. All licenses, permits, registrations or approvals required for the business of the Company, as conducted as of the Effective Date, under any Environmental Law have been secured and the Company is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not likely to have a Material Adverse Effect. The Company is not in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Company is a party or which would affect the ability of the Company to operate the Vessel or facility owned or operated by the Company and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not likely to, in the aggregate, have a Material Adverse Effect. There are as of the Effective Date no Environmental Claims pending or, to the knowledge, after due inquiry, of the Company, threatened, against the Company wherein an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on the Vessel or facility owned or operated by the Company that is reasonably likely (i) to form the basis of an Environmental Claim against the Company or the Vessel or facility owned by the Company, or (ii) to cause the Vessel or facility owned or operated by the Company to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

         (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, the Vessel or facility at any time owned or operated by the Company or (ii) released on or from the Vessel or any such facility, in each case where, to the Company's knowledge, after due inquiry, such occurrence or event individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

         5.16 Properties. The Company has title to all material properties owned by it free and clear of all Liens, other than Permitted Liens. Noble Drilling (U.S.) Inc. ("NDUS") as contractor under the SDDI Contract has duly assigned or transferred the SDDI Contract to the Company (after appropriate notice to the counterparties thereto).

         5.17 Labor Relations. The Company is not engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. There is
(i) no unfair labor practice complaint pending against the Company or threatened against the Company, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or, to the Company's knowledge, after due inquiry, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or, to the Company's knowledge, after due inquiry, threatened against the Company and (iii) no union representation petition existing with respect to the employees of the Company and no union organizing activities are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

         5.18 Existing Indebtedness. The Company has no Indebtedness (other than the Notes) on the Effective Date.

         5.19 Rig Classification. Each Mortgaged Rig is classified in the highest class available for rigs of its age and type with the American Bureau of Shipping, Inc, Bureau Veritas, Det Norske Veritas, Lloyd's Register of Shipping, or another internationally recognized classification society reasonably acceptable to the Trustee, free of any material requirements or recommendations, provided that the Vessel may be out of class as a result of, and pending the completion of, the Project.

         5.20 Security Interests. On and after the Effective Date, each of the Security Documents creates, as security for the Obligations purported to be secured thereby, a valid and enforceable perfected first priority security interest in and Lien on all of the Collateral subject thereto, to the extent perfection of a security interest or Lien is governed by Article 8 or Article 9 of the UCC (as defined in the applicable Security Documents), the Ship Mortgage Act (as defined in the Mortgages, if any), or comparable provisions under the laws of the Republic of Panama, Liberia or any other jurisdiction in which any Mortgaged Rig is registered, and subject to no other Liens (except that the Collateral may be subject to Permitted Liens), in favor of the Trustee for the benefit of the Purchasers. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Trustee, for filing on or promptly after the date of) the execution and delivery thereof.

          5.21 Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with

Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         5.22 Compliance with Laws, etc. The Company is not in violation of (i) any laws, ordinances, governmental rules or regulations to which it is subject or by which it or any of its properties might be bound, (ii) any order, judgment or decree of any court, arbitrator or administrative or governmental body to which it is subject or by which it or any of its properties might be bound,
(iii) any term of any contract, agreement or other instrument to which it is a party or by which it or any of its properties might be bound, or (iv) any term of its memorandum and articles of association; where, in each case, such violation might reasonably be expected to have a Material Adverse Effect.

         5.23 Offering of the Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than 29 Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action directly or indirectly, which would require the registration of the Notes under the provisions of section 5 of the Securities Act of 1933, as amended, or under the provisions of any securities or Blue Sky law of any applicable jurisdiction relating to securities offered to the public.

SECTION 6.  AFFIRMATIVE COVENANTS.

         The Company covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Notes (together with interest), Fees and all other Obligations incurred hereunder, are paid in full:

         6.01 Information Covenants. The Company will furnish to the Trustee (with sufficient copies for each of the Purchasers, and the Trustee will promptly forward to each of the Purchasers):

         (a) Notice of Default or Litigation. Promptly, and in any event within
(x) five days after a member of the senior management of the Company obtains knowledge thereof, notice of the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto and (y) ten Business Days after a member of the senior management of the Company obtains knowledge thereof, notice of the commencement of or any significant development in any litigation or governmental proceeding pending against the Company which is likely to have a Material Adverse Effect or is likely to have a material adverse effect on the ability of the Company to perform its obligations hereunder or under any other Credit Document.

         (b) Other Information. From time to time, such other information or documents (financial or otherwise) as the Trustee or any Purchaser may reasonably request.

         6.02 Books, Records and Inspections. The Company will, upon reasonable notice to the Senior Vice President-Finance, Controller or any other Authorized Officer of the Company, permit officers and designated representatives of the Trustee (at the expense of the Trustee, but after the occurrence and during the continuance of a Default or an Event of Default, at the expense of the Company) or any Purchaser (at the expense of such Purchaser but after the occurrence and during the continuance of a Default or an Event of Default at the expense of the Company), to the extent necessary, to examine the books of account of the Company and discuss the affairs, finances and accounts of the Company with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Trustee or the Purchaser may desire.

         6.03 Maintenance of Property; Insurance. There will at all times be maintained on behalf of the Company in full force and effect insurance in such amounts with carriers of such insurance industry ratings, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice for similarly situated insureds.

         6.04 Payment of Taxes. The Company will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company, provided that the Company shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

         6.05 Consolidated Corporate Franchises. The Company will do all things necessary to preserve and keep in full force and effect its corporate existence, material rights and authority, unless the failure to do so is not reasonably likely to have a Material Adverse Effect, provided that any transaction permitted by Section 7.02 will not constitute a breach of this Section 6.05.

         6.06 Compliance with Statutes, etc. The Company will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which would not have a Material Adverse Effect or would not have a material adverse effect on the ability of the Company to perform its obligations under any Credit Document to which it is party.

         6.07 Good Repair. Except in the event the Vessel has been damaged or has suffered a casualty as to which (within a reasonable period of time) the Company has not made a determination whether to replace or repair, or if the determination to replace or repair has been made, as to which such replacement or repairs are being undertaken, subject to availability of equipment, materials and/or repair facilities, the Company will keep its properties and equipment used or useful in its business, in whomsoever's possession they may be, in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 7.02, see that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, (i) to the extent and in the manner useful or customary for companies in similar businesses and (ii) to the extent the failure to do so is reasonably likely to cause a Material Adverse Effect.

         6.08 End of Fiscal Years; Fiscal Quarters. The Company will, for financial reporting purposes, cause (i) its fiscal years to end on December 31 of each year and (ii) its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

         6.09 Use of Proceeds. All proceeds of the Notes shall be used as provided in Section 5.05.

         6.10 ERISA. As soon as possible and, in any event, within 10 days after the Company or any ERISA Affiliate knows or has reason to know that: (a) a material contribution required to be made with respect to (i) any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained or contributed to by (or to which there is an obligation to contribute of) the Company or an ERISA Affiliate or (ii) any Foreign Pension Plan has not been timely made or (b) the Company may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA), the Company will deliver to each of the Purchasers a certificate of the Senior Vice President-Finance or Controller of the Company setting forth details as to such occurrence and the action, if any, that the Company or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the ERISA Affiliate, a plan participant or the plan administrator.

         6.11 Earnings Concentration Account. The Company, shall maintain with the Trustee a trust account (the "Concentration Account"), as provided in
Section 10.10. The Company shall cause all payments made under the SDDI Contract to be deposited into the Concentration Account. Until the Company or any Purchaser has given the Trustee notice, pursuant to Section 10.12, of the occurrence of a Default or an Event of Default, any and all funds in the Concentration Account may from time to time be freely disbursed to the Company as provided in Section 10.10. Following the occurrence of a Default or an Event of Default, the Company shall have no right to receive funds from the Concentration Account, and such funds shall be held by the Trustee as security or applied to the outstanding Obligations as Required Purchasers may direct.

         6.12 Further Assurances. (a) The Company will at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Trustee, from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, power of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral as the Trustee or any Purchaser may reasonably require.

         (b) The Company agrees that each action required above by this Section
6.12 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Trustee or the Required Purchasers, provided that in no event shall the Company be required to take action, other than using its reasonable commercial efforts, to obtain consents or other actions from third parties with respect to its compliance with this
Section 6.12

         (c) The Trustee hereby agrees that, so long as there exists no Default or Event of Default, it will, after written notification from the Company of the occurrence of the Project Completion Date, upon the request of and at the expense of the Company, release, from the respective Mortgages each Mortgaged Rig other than the Vessel (collectively, the "Pre-Delivery Mortgaged Rigs") and release each Subsidiary Guarantor from its Subsidiary Guaranty, whereafter such Subsidiary Guarantor shall have no further obligation with respect to the security interests theretofore maintained for the benefit of the Secured Creditors in such rigs and the insurances thereon or its guaranty under such Subsidiary Guaranty.

         6.13  Nature of Business.  The Company shall:

                  (i) do all such things as are necessary to maintain its corporate existence, except this paragraph shall not prevent the Company from entering into any transaction permitted by Section 7.02;

                  (ii) ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all rights necessary for the conduct of its business, except where such failure to do so could reasonably be expected to not result in a Material Adverse Effect;

                  (iii)at all times comply with all laws and with all rules, regulations and orders made by any governmental authority applicable to it or to any or all of its property, except for those being contested in good faith by appropriate proceedings and except where such failure to do so could reasonably be expected to not result in a Material Adverse Effect; and

                  (iv) own or have a leasehold interest in all of its property, except where the failure to do so could reasonably be expected to not result in a Material Adverse Effect.

SECTION 7.  NEGATIVE COVENANTS.

         The Company hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Notes (together with interest), Fees and all other Obligations incurred hereunder, are paid in full:

         7.01 Changes in Business. The Company will not materially alter the character of its business taken as a whole from that conducted at the Effective Date.

         7.02 Consolidation, Merger, Sale of Assets, etc. The Company will not wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or any part of its property or assets, including the Vessel (other than inventory or obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

         (a) the Company may be merged or consolidated with or into, or be liquidated into, the Parent Guarantor; provided, however, that the Parent Guarantor shall have assumed the obligations of the Company hereunder in writing and shall have delivered to the Trustee an opinion of counsel to the effect that the obligations of the Company have been duly and validly assumed and constitute valid and binding obligations of the Parent Guarantor enforceable against Parant Guarantor in accordance with its terms.

         (b) Restricted Payments permitted pursuant to Section 7.05; and

         (c) so long as no Default or Event of Default exists or would result therefrom, the Company may, on or after January 1, 2001, sell or dispose of the Vessel ,provided that the Company shall prepay the Notes in full with the proceeds of such sale or disposition or otherwise pursuant to Section 3.01.

         7.03 Indebtedness. The Company will not contract, create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents; and

         (b) Indebtedness (i) of not to exceed $10,000,000 in the aggregate outstanding at any one time owed to the Parent Guarantor incurred in connection with working capital advances for operation of the Vessel, (ii) owed to the Parent Guarantor for advances for repairs to the Vessel or (iii) owed to the Parent Guarantor for advances for upgrades to the Vessel, in each case to the extent such Indebtedness is subordinated to the obligations of the Company hereunder on terms of subordination approved by the Required Purchasers.

         7.04 Liens. The Company will not create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Company, whether now owned or hereafter acquired or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Company) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

         (a) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established;

         (b) Liens imposed by law or arising by operation of law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, maritime Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Company's property or assets or materially impair the use thereof in the operation of the business of the Company or (y) which are being contested in good faith by appropriate proceedings (including the providing of bail), which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien or procuring the release of the property or assets subject to such Lien from arrest or detention; and (z) in each case not incurred or made, as the case may be, in connection with (i) the borrowing of money, (ii) the obtaining of advances or credit or (iii) the payment of deferred purchase price of property pursuant to the Credit Documents;

         (c)  Liens created in favor of the Purchasers;

         (d) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) to the extent not covered by insurance (or, if insured, only to the extent the insurer has admitted coverage in writing), so long as the obligations in connection therewith do not exceed $5,000,000 in the aggregate and otherwise in circumstances not constituting an Event of Default under Section 8.07;

         (e) any interest or title of a lessor or charterer under any lease permitted by this Agreement;

         (f) immaterial Liens on any assets of the Company other than the Collateral, so long as the obligations in connection therewith do not exceed $500,000 in the aggregate;

         (g) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business consistent with past practices and securing obligations not to exceed $5,000,000 in the aggregate (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made, as the case may be, in connection with (x) the borrowing of money, (y) the obtaining of advances or credit or (z) the payment of the deferred purchase price of property;

         (h) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges, encumbrances or minor title defects, in each case incidental to, and not interfering with, or reasonably likely to interfere with, the ordinary conduct of the business of the Company; or

         (i) Liens on the Vessel arising in connection with the Construction Contract prior to the Project Completion Date or, after the Project Completion Date, Liens on the Vessel arising from repairs, to the extent payments therefor are not delinquent and further to the extent that of 100% of the costs of such repairs are insured and the insurer has admitted coverage in writing.

         7.05 Restricted Payments. The Company will not make any Restricted Payments, except:

         (a) On the Closing date, the Company shall use the proceeds of the sale of the Notes to pay a dividend to NDUS which will in turn be used to repay indebtedness incurred by NDUS in connection with the conversion of the Vessel.

         (b) So long as no Default or Event of Default exists or would result therefrom, to the extent the Company is the beneficial owner of the funds in the Concentration Account, the Company may pay Dividends to its parent with any funds in such Concentration Account.

         7.06 Restrictions on Subsidiaries. The Company shall not create any Subsidiaries.

         7.07 Transactions with Affiliates. The Company will not transfer the Vessel to any Affiliate or enter into any transaction or series of transactions after the Effective Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions as favorable to the Company as would be obtainable by the Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate, provided that the foregoing restrictions shall not apply to (i) employment arrangements entered into in the ordinary course of business with officers of the Company or (ii) customary fees paid to members of the Board of Directors of the Company.

         7.08 Vessel Management. The Company shall not contract out the management of the Vessel except to an Affiliate.

SECTION 8.  EVENTS OF DEFAULT.

         Upon the occurrence of any of the following specified events (each an "Event of Default"):

         8.01 Payments. The Company shall (a) default in the payment when due of any principal of the Notes or any Make-Whole Amount or (b) default in the payment when due, and such default shall continue for more than five Business Days, of any interest, Fees or other amounts owing hereunder or under any other Credit Document; or

         8.02 Representations, etc. Any representation, warranty or statement made by Parent Guarantor or the Company in any Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

         8.03 Covenants. The Company shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.08 or
Section 7 or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.01, 8.02 or clause (a) of this Section 8.03) contained in this Agreement or the Mortgage on the Vessel and such default shall continue unremedied for a period of at least 30 days after the earlier of the date on which an officer of the Company has actual knowledge thereof or the date of notice to the Company by the Trustee or any Purchaser; or

         8.04 Default Under Other Agreements. (a) Parent Guarantor or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of Parent Guarantor or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to this Section 8.04 unless the aggregate amount of all Indebtedness referred to in clauses (a) and
(b) above with respect to Parent Guarantor and its Subsidiaries that is recourse to the Parent Guarantor, or any Subsidiary of the Parent Guarantor, other than the obligor thereunder exceeds $25,000,000 at any one time; or

         8.05 Bankruptcy, etc. The Parent Guarantor or any of its Subsidiaries (other than an Insignificant Subsidiary) shall commence a voluntary case concerning itself under Title 7 or 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Parent Guarantor or any of its Subsidiaries (other than an Insignificant Subsidiary) and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Parent Guarantor or any of its Subsidiaries (other than an Insignificant Subsidiary); or the Parent Guarantor or any of its Subsidiaries (other than an Insignificant Subsidiary) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Parent Guarantor or any of its Subsidiaries (other than an Insignificant Subsidiary); or there is commenced against the Parent Guarantor or any of its Subsidiaries (other than an Insignificant Subsidiary) any such case or proceeding which remains undismissed for a period of 60 days; or the Parent Guarantor or any of its Subsidiaries (other than an Insignificant Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; the Parent Guarantor or any of its Subsidiaries (other than an Insignificant Subsidiary) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Parent Guarantor or any of its Subsidiaries (other than an Insignificant Subsidiary) makes a general assignment for the benefit of creditors; or any corporate action is taken by the Parent Guarantor or any of its Subsidiaries (other than an Insignificant Subsidiary) for the purpose of effecting any of the foregoing; or

         8.06 Parent Guaranty. The Parent Guaranty or any provision thereof shall cease to be in full force and effect, or the Parent Guarantor or any Person acting by or on behalf of the Parent Guarantor shall deny or disaffirm all or any portion of the Parent

Guarantor's obligation thereunder, or the Parent Guarantor shall (i) default in the observance of any term, covenant or agreement contained in Sections 11(g) or 12 of the Parent Guaranty or in the obligation to make any payment thereunder or
(ii) default in the observance of any other term, covenant or agreement contained in the Parent Guaranty and such default shall continue unremedied for a period of at least 30 days after the earlier of the date on which an officer of the Parent Guarantor has actual knowledge thereof or the date of notice to the Parent Guarantor or the Company by the Trustee or any Purchaser; or

         8.07 Judgments. One or more judgments or decrees shall be entered against the Parent Guarantor or any of its Subsidiaries involving a liability of $25,000,000 or more in the aggregate for all such judgments and decrees (not paid or to the extent not covered by insurance or, if insured, only to the extent the insurer has admitted coverage in writing) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

         8.08 Employee Benefit Plans. Each of the following shall occur: (a)(i) A contribution required to be made with respect to any (x) employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained or contributed to by (or to which there is an obligation to contribute of) the Parent Guarantor, any of its Subsidiaries or an ERISA Affiliate or (y) Foreign Pension Plan has not been timely made or (ii) the Parent Guarantor or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in
Section 3(2) of ERISA); and (b) there shall result from any such event or events the imposition of a Lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such Lien, security interest or liability, individually or in the aggregate when combined with all other such Liens, security interests or liabilities, will, in the opinion of the Required Purchasers, have a Material Adverse Effect; or

         8.09  Change of Control.  Any Change of Control shall occur; or

         8.10 Vessel in Class. Any insurance required to be maintained by the terms of the Mortgages shall cease to be in full force and effect or, at any time after the Project Completion Date the Vessel no longer is classified in the highest class available for rigs of its age and type with the American Bureau of Shipping, Inc., Bureau Veritas, Det Norske Veritas, Lloyd's Register of Shipping, or another internationally recognized classification society reasonably acceptable to the Purchasers;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Trustee shall, upon the written request of the Required Purchasers, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Trustee or any Purchaser to enforce its claims against the Company , except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 8.05 shall occur with respect to Parent Guarantor or any of its Subsidiaries (other than an Insignificant Subsidiary), the result which would occur upon the giving of written notice by the Trustee as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Notes and all Obligations owing hereunder to be due, whereupon the same shall become, forthwith due and payable in the full at 100% of the outstanding principal balance of the respective Series of Notes plus accrued interest and the Make-Whole Amount without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; (ii) declare any other obligations owing hereunder to be due, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; (iii) apply any amounts held as cash collateral to repay Obligations, and (iv) exercise all available rights and remedies under the Mortgage. Notwithstanding the foregoing, nothing herein shall impair the right of any Purchaser to accelerate its own Notes if an Event of Default under Section 8.01 shall occur and be continuing.

SECTION 9.  DEFINITIONS.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control (x) a corporation if such Person possesses, directly or indirectly, the power (i) to vote 25% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise or (y) any partnership, association joint venture, limited liability company or other entity in which such person, directly or indirectly through one or more subsidiaries, has more than a 25% equity interest.

         "Agreement" shall mean this Note Purchase Agreement, as the same may be from time to time further modified, amended and/or supplemented.

         "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

         "Approved Company" shall have the meaning provided in the definition of "Cash Equivalents."

         "Arrangers" shall mean Christiania Bank og Kreditkasse ASA, New York Branch and Kramer, Clark & Company, Inc.

         "Assignments of Insurances" shall mean the Assignments of Insurances substantially in the form of Exhibit F.

         "Authorized Officer" shall mean any senior officer of the Company designated as such in writing to the Trustee by the Company.

         "Bankruptcy Code" shall have the meaning provided in Section 8.05.

         "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

         "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Company in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP

         "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than four years from the date of acquisition, or repurchase obligations with respect thereto, (ii) U.S. dollar denominated time deposits, certificates of deposit, bankers' acceptances and Eurocurrency deposits of (x) any Purchaser,
(y) any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Rating Group ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Purchaser or Approved Bank or by the parent company of any Purchaser or Approved Bank and commercial paper issued by, or guaranteed by, any corporation with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition and (v) investments in money market mutual funds having assets in excess of $100,000,000.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.

         "Change of Control" shall mean (a) Parent Guarantor shall at any time cease to own, either directly or indirectly, 100% of the capital stock of the Company or (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under said Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent Guarantor or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         "Claims" shall have the meaning provided in the definition of "Environmental Claims."

         "Closing" shall have the meaning provided in Section 1.02.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "Collateral" shall mean cash in the Concentration Account, the Assignments of Insurances and the Mortgaged Rigs and the proceeds of each thereof.

         "Commitment" shall mean, with respect to each Purchaser, the sum of such Purchaser's Series A Commitment, Series B Commitment, Series C Commitment and Series D Commitment.

         "Company" shall have the meaning provided in the first paragraph of this Agreement.

         "Confidential Information" shall have the meaning provided in Section 11.15.

         "Concentration Account" shall have the meaning provided in Section
6.11.

         "Construction Contract" shall mean the Agreement for the Semi-Submersible Conversion of the Mobile Offshore Drilling Unit "Jim Thompson", dated August 29, 1997, between NDUS, an Affiliate of the Company, and Ham Marine, Inc., relating to the Project.

         "Credit Documents" shall mean this Agreement, the Notes, the Mortgages, the Assignments of Insurances, the Parent Guaranty, each Subsidiary Guaranty and any documents executed in connection herewith and therewith.

         "Credit Party" shall mean Parent Guarantor, each Subsidiary Guarantor and the Company.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Dividends" shall mean to declare or pay on the part of the Company any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes.

         "Dollars" shall mean freely transferable lawful money of the United States.

         "Effective Date" shall have the meaning provided in Section 11.10.

         "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined by Regulation D of the Securities Act of 1933).

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Company solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 7401 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq. and any applicable state and local or foreign counterparts or equivalents.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Parent Guarantor or any of its Subsidiaries would be deemed to be a "single employer" (i) within the meaning of Sections 414(b),
(c), (m) and (o) of the

Code or (ii) as a result of the Company being or having been a general partner of such person.

         "Event of Default" shall have the meaning provided in Section 8.

         "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 2.01.

         "Final Maturity Date" shall mean January 1, 2009.

         "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Company primarily for the benefit of employees of the Company residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

         "Indebtedness" of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all net obligations of such Person under Interest Rate Agreements and (vii) all Contingent Obligations (as defined in the Parent Guaranty) of such Person (other than such Contingent Obligations arising from the guaranty by such Person of Permitted Indebtedness of the Company and/or its Subsidiaries) provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

         "Insignificant Subsidiary" shall mean any Subsidiary of the Parent Guarantor which has assets of not greater than $5,000,000 in the aggregate and which, if aggregated with all other Subsidiaries of the Parent Guarantor with respect to which an event described in Section 8.05 has occurred and is continuing, would have assets of not greater than $25,000,000.

         "Institutional Investor" shall mean (a) any original purchaser of a Note, (b) any holder of a Note holding more than 4% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect the Company against interest rate risk.

         "Investments" shall mean and include (i) lending money or credit or making advances to any Person (net of any repayments or returns thereof), (ii) purchasing or acquiring any stock, obligations or securities of, or any other interest in, or making capital contributions to any Person, or (iii) guaranteeing the debt or obligations of any other Person.

         "Lien" shall mean any mortgage, pledge, security interest, security title, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Make-Whole Amount" shall have the meaning provided in Section 3.01(b).

         "Margin Stock" shall have the meaning provided in Regulation U.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company or the Parent Guarantor and its Subsidiaries taken as a whole, or
(b) the ability of the Company to perform its obligations under this Agreement and the Notes, or the ability of the Parent Guarantor to perform its obligations under the Parent Guaranty or the ability of any Subsidiary Guaranty to perform its obligations under its Subsidiary Guaranty or (c) the validity or enforceability of this Agreement, the Notes, the Parent Guaranty or a Subsidiary Guarantor.

         "Mortgages" shall have the meaning provided in Section 4.14.

         "Mortgaged Rig" shall have the meaning provided in Section 4.14; provided that such rigs shall constitute Mortgaged Rigs only for so long as the Mortgage thereon is required to remain in effect pursuant to the terms of this Agreement.

         ""NDAHC" shall mean Noble Drilling Asset Holding Corporation, a Delaware corporation.

         "NDUS" shall have the meaning provided in Section 5.16.

         "Note" shall have the meaning provided in Section 1.01.

         "Notice Office" shall mean the office of the Trustee set forth below its signature hereto, or such other office as the Trustee may designate to the Company from time to time.

         "Obligations" shall mean (i) all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Trustee or any Purchaser pursuant to the terms of this Agreement or any other Credit Document (other than the Parent Guaranty) and (ii) each and every obligation of the Company or NDAHC or NDUS as owners under the Mortgages.

         "Parent Guarantor" means Noble Drilling Corporation, a Delaware corporation.

         "Parent Guaranty" shall have the meaning provided in Section 4.11(i)

         "Payment Office" shall mean the office of the Trustee set forth below its signature hereto, or such other office as the Trustee may designate to the Company from time to time. "Permitted Indebtedness" shall mean Indebtedness permitted by Section 7.03.

         "Permitted Indebtedness" shall mean Indebtedness permitted by Section 7.03.

         "Permitted Investments" shall mean and include the following:

         (a)  the Company may make Investments in cash and Cash Equivalents;

         (b) the Company may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

         (c) the Company may make loans and advances to employees in the ordinary course of business or in connection with employee relocation in an aggregate principal amount not to exceed $500,000 at any time outstanding; and

         (d) the Company may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

         "Permitted Liens" shall mean Liens permitted by Section 7.04.

         "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company or an ERISA Affiliate.

         "Pre-Delivery Mortgaged Rigs" shall have the meaning provided in
Section 6.12(c).

         "Project" shall mean the upgrade of the Vessel from a submersible drilling rig to a Noble Drilling EVA-4000(tm) semisubmersible drilling rig.

         "Project Completion Date" shall mean the date upon which all work relating to the Project has been completed in accordance with the Construction Contract and the Vessel has been delivered by the Shipyard to the Company free from any Lien or other claim of the Shipyard.

         "Purchaser" shall have the meaning provided in the first paragraph of this Agreement.

         "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "Replaced Purchaser" shall have the meaning provided in Section 1.06.

         "Replacement Purchaser" shall have the meaning provided in Section
1.06.

         "Required Purchasers" shall mean Purchasers whose outstanding Commitments (or, if after the Total Commitment has been terminated, outstanding Notes) constitute greater than 66 2/3% of the sum of the Total Commitment (or, if after the Total Commitment has been terminated, the total principal balance of all outstanding Notes, other than those held by the Company or any Affiliate, at such time).

         "Restricted Payments" shall mean any Dividend or Investment, other than Permitted Investments.

         "Scheduled Repayment" shall mean a Series A Scheduled Repayment, a Series B Scheduled Repayment or a Series C Scheduled Repayment.

         "Scheduled Repayment Date" shall mean a Series A Scheduled Repayment Date, a Series B Scheduled Repayment Date or a Series C Scheduled Repayment Date.

         "SDDI Contract" shall mean (i) that certain Marine Drilling Order dated October 14, 1998 by NDUS and accepted and approved by SDDI, and (ii) that certain Master Drilling Agreement dated June 1, 1997 between SDDI and NDUS, to the extent, but only to the extent, such Drilling Order completes a contract under the Master Drilling Agreement and/or is otherwise applicable thereto, in each as from time to time amended or supplemented.

         "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

         "Secured Creditors" shall have the meaning assigned to such term in the respective Security Documents.

         "Security Documents" shall mean the Mortgages and the Assignments of Insurances.

         "Series" shall mean the respective series of Notes issued pursuant to this Agreement, with their being four separate Series, i.e., Series A Notes, Series B Notes, Series C Notes and Series D Notes.

         "Series A Commitment" shall mean, with respect to each Purchaser, the amount set forth opposite such Purchaser's name in Annex I directly below the column entitled "Series A Commitment," as the same may be reduced from time to time pursuant to Section 2.02.

         "Series A Maturity Date" shall mean April 1, 2002.

         "Series A Note" shall have the meaning provided in Section 1.01.

         "Series A Rate" shall mean 5.93% per annum.

         "Series A Scheduled Repayment" shall have the meaning provided in
Section 3.02.

         "Series A Scheduled Repayment Date" shall have the meaning provided in
Section 3.02.

         "Series B Commitment" shall mean, with respect to each Purchaser, the amount set forth opposite such Purchaser's name in Annex I directly below the column entitled "Series B Commitment," as the same may be reduced from time to time pursuant to Section 2.02.

         "Series B Maturity Date"shall mean October 1, 2004.

         "Series B Note" shall have the meaning provided in Section 1.01.

         "Series B Rate" shall mean 6.73% per annum.

         "Series B Scheduled Repayment" shall have the meaning provided in
Section 3.02.

         "Series B Scheduled Repayment Date" shall have the meaning provided in
Section 3.02.

         "Series C Commitment" shall mean, with respect to each Purchaser, the amount set forth opposite such Purchaser's name in Annex I directly below the column entitled

"Series C Commitment," as the same may be reduced from time to time pursuant to
Section 2.02.

         "Series C Note" shall have the meaning provided in Section 1.01.

         "Series C Rate" shall mean 7.12% per annum.

         "Series C Scheduled Repayment" shall have the meaning provided in
Section 3.02.

         "Series C Scheduled Repayment Date" shall have the meaning provided in
Section 3.02.

         "Series D Commitment" shall mean, with respect to each Purchaser, the amount set forth opposite such Purchaser's name in Annex I directly below the column entitled "Series D Commitment," as the same may be reduced from time to time pursuant to Section 2.02.

         "Series D Note" shall have the meaning provided in Section 1.01.

         "Series D Rate" shall mean 7.25% per annum.

         "Series D Scheduled Repayment" shall have the meaning provided in
Section 3.02.

         "Series D Scheduled Repayment Date" shall have the meaning provided in
Section 3.02.

         "Shipyard" means the shipyard of Friede Goldman Offshore-West, where the Project is being undertaken.

         "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through one or more Subsidiaries, has more than a 50% equity interest at the time.

         "Subsidiary Guarantor" shall mean NDAHC and NDUS.

         "Subsidiary Guaranty" shall have the meaning provided in Section 4.11.

         "Taxes" shall have the meaning provided in Section 3.04(a).

         "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Purchasers.

         "Total Series A Commitment" shall mean, at any time, the sum of the Series A Commitments of the Purchasers.

         "Total Series B Commitment" shall mean, at any time, the sum of the Series B Commitments of the Purchasers.

         "Total Series C Commitment" shall mean, at any time, the sum of the Series C Commitments of the Purchasers.

         "Total Series D Commitment" shall mean, at any time, the sum of the Series D Commitments of the Purchasers.

         "Trustee" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Trustee appointed pursuant to Section 10.09.

         "UCC" shall mean the Uniform Commercial Code.

         "Vessel" shall mean the offshore drilling rig "Noble Jim Thompson" registered under the laws and flag of the Republic of Panama (Official No.27476-HT).

         "Voting Stock" shall mean, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

         "Written" or "in writing" shall mean any form of written communication or a communication by means of telex or facsimile transmission.

SECTION 10.  THE TRUSTEE.

         10.01 Appointment. (a) The Purchasers hereby designate Chase Bank of Texas, National Association as Trustee (for purposes of this Agreement, the term "Trustee" shall also refer to Chase Bank of Texas, National Association in its capacity as Trustee pursuant to the Credit Documents) to act as specified herein and in the other Credit Documents. Each Purchaser hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Trustee to enter into and take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Trustee by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Trustee may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or Affiliates.

         (b) If an Event of Default shall occur and be continuing, upon the written request of the Required Purchasers, and upon being secured or indemnified to its satisfaction pursuant to Section 10.06(c), the Trustee shall proceed to protect and enforce the rights of the Purchasers under this Agreement and the Credit Documents by a suit or action at law or in equity, either for the specific performance of any covenant or agreement contained herein or therein, or in aid of the execution of any power herein or therein granted, or by any other appropriate judicial or non-judicial proceedings for the enforcement of any other legal or equitable remedy.

         (c) The Trustee hereby represents to the Company and each Purchaser that it is duly authorized to enter into this Agreement and each Credit Document to which it is a party, has duly executed and delivered each such document and each constitutes a valid and binding agreement of the Trustee enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moritorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         10.02 Nature of Duties. The Trustee shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Trustee nor any of its respective officers, directors, agents, employees or Affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Trustee shall be mechanical and administrative in nature; the Trustee shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Purchaser or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Trustee any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

         10.03 Lack of Reliance on the Trustee. Independently and without reliance upon the Trustee, each Purchaser and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the purchase of the Notes and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Credit Parties and, except as expressly provided in this Agreement, the Trustee shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Purchaser or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the purchase of the Notes or at any time or times thereafter. The Trustee shall not be responsible to any Purchaser or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Credit Parties or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Credit Parties or the existence or possible existence of any Default or Event of Default.

         10.04 Certain Rights of the Trustee. If the Trustee shall request instructions from the Required Purchasers with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Trustee shall be entitled to refrain from such act or taking such action unless and until the Trustee shall have received instructions from the Required Purchasers; and the Trustee shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Purchaser nor the holder of any Note shall have any right of action whatsoever against the Trustee as a result of the Trustee acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Purchasers.

         10.05 Reliance. The Trustee shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Trustee believed to be the proper Person, including, without limitation, counsel to Credit Parties, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice and statements of legal counsel to the Trustee.

         10.06 Indemnification. (a) The Company shall pay to the Trustee from time to time such compensation for its services as shall have been agreed to by the Company and the Trustee. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of enforcement of the Credit Documents, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall defend and indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by the Trustee in connection with the administration of this trust and the performance of their duties hereunder except for any loss, liability or expense which is ultimately adjudicated to have been caused by the gross negligence or willful misconduct of the Trustee. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Subsidiary Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company and the Subsidiary Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense. The Company's payment obligations pursuant to this Section shall survive the satisfaction, expiration or termination of this Agreement, any rejection or termination of this Agreement under any bankruptcy law or the resignation or removal of the Trustee.

         (b) The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

         (c) The Trustee shall not be required to expend or risk its own funds or to otherwise incur any financial liability in the performance of any of its duties hereunder or under the Credit Documents or in the exercise of its rights, remedies or powers hereunder or under any of the Credit Documents. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any other applicable Credit Document at the request or direction of any of the Purchasers, unless such Purchasers shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might reasonably by incurred by it in compliance with such request or direction.

         10.07 The Trustee in Its Individual Capacity. In the event that the Trustee purchases or otherwise acquires any Notes under this Agreement, the Trustee shall have the rights and powers specified herein for a "Purchaser" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Purchasers," "Required Purchasers," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Trustee in its individual capacity; provided, that any action taken in respect of funds in the Concentration Account shall be for the pro rata benefit of all Purchasers. The Trustee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Credit Parties or any Affiliate thereof as if it were not performing the duties specified herein, and may accept fees and other consideration from the Credit Parties for services in connection with this Agreement and otherwise without having to account for the same to the Purchasers.

         10.08 Holders. The Trustee may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Trustee. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

         10.09 Resignation by the Trustee; Removal. (a) The Trustee may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents (and shall so resign in the event the Trustee shall fail to have a combined capital and surplus of less than $500,000,000) at any time by giving 15 Business Days' prior written notice to the Company and the Purchasers. Such resignation shall take effect upon the appointment of a successor Trustee pursuant to clauses (b) and (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation, the Required Purchasers shall appoint a successor Trustee hereunder or thereunder who shall be a commercial bank or trust company authorized by law to accept the obligations contemplated hereby and having a combined capital and surplus of at least $500,000,000 as set forth in its most recently published annual report of condition and being rated at lease "A" by a recognized rating agency and reasonably acceptable to the Company.

         (c) If a successor Trustee shall not have been so appointed within such 15 Business Day period, the Trustee, with the consent of the Company, shall then appoint a successor Trustee who shall serve as Trustee hereunder or thereunder until such time, if any, as the Required Purchasers appoint a successor Trustee as provided above.

         (d) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company and to any Purchasers not joining in such notice written notice of such removal. Any removal of the Trustee and any appointment of a successor trustee shall become effective upon acceptance of appointment by the successor trustee.

         10.10 Concentration Account (a) The Trustee shall establish the Concentration Account into which the Company or its successor and assignee shall deposit any and all payments made to it under the SDDI Contract. The Trustee is hereby instructed to disburse all funds deposited with it and credited to the Concentration Account prior to 2:00 P.M local time on any Business Day to the Company to such account as the Company shall designate in writing to the Trustee from time to time on the same Business Day. Funds received and deposited after 2:00 P.M. local time shall be so disbursed prior to 2:00 P.M. of the next Business Day. Receipt of such funds by the Company shall constitute a representation and warranty by the Company to each Purchaser and the Trustee that no Default or Event of Default has occurred and is continuing.

         (b) Following the occurrence of a Default or an Event of Default the Company shall have no right to receive funds from the Concentration Account and such funds shall be held by the Trustee as security and applied by the Trustee to outstanding obligations as Required Purchasers may direct. The Trustee shall mark its books and records to indicate that following receipt of notification of the occurrence and continuance of a Default or an Event of Default and the Concentration Account shall be under the exclusive dominion and control of the Trustee and the Company shall have no control whatsoever over funds or items deposited in the Concentration Account.

         10.11 Insurance. The Trustee is not responsible for effecting, maintaining or renewing any policies of insurance of the Company or any Affiliate of the Company or for the sufficiency of any insurance policy coverage.

         10.12 Knowledge of Default. The Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder unless and until a corporate trust officer of the Trustee who is responsible for the account established hereby shall have actual knowledge of such Default or Event of Default or shall have received written notice thereof from the Company or any Purchaser.

SECTION 11.  MISCELLANEOUS.

         11.01 Payment of Expenses, etc. The Company agrees to (and to cause each other Credit Party, in respect of the Credit Document to which it is a party, to): (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Purchasers in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent (whether or not ultimately executed) relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP and Watson, Farley & Williams) and of the Trustee and, after the occurrence and during the continuance of a Default or an Event of Default, each of the Purchasers and the Trustee in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the actual reasonable fees and disbursements of external counsel for the Trustee and, the Purchasers), provided that to the extent it is feasible and a conflict of interest does not exist in the reasonable discretion of the Trustee, the Purchasers and their counsel, the Purchasers shall use the same counsel in connection with the foregoing; (ii) pay and hold each of the Purchasers and the Trustee harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Purchaser) to pay such taxes; and
(iii) defend and indemnify each Purchaser and the Trustee and their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Purchaser is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Notes hereunder or the consummation of any transactions contemplated in any Credit Document, whether initiated by Parent Guarantor, the Company or any other Person, including, without limitation, the actual reasonable fees and disbursements of external counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence, willful misconduct, unlawful act or material breach of the terms of this Agreement of the Person to be indemnified), (b) the ownership, management, transportation, operation or conduct of the Vessel or the Mortgaged Rigs, including without limitation any claims of workmen, seamen, contractors and subcontractors, vendors, customers, and any and all Persons, whether or not based on negligence or theories of strict liability or (c) the actual or alleged presence of Hazardous Materials in the air, surface water, groundwater, surface or subsurface of the Mortgaged Rigs or any facility or location at any time owned or operated by the Company, the generation, storage, transportation or disposal of Hazardous Materials at the Mortgaged Rigs or any facility or location at any time owned or operated by the Company, the non-compliance of the Mortgaged Rigs or any facility or location at any time owned or operated by the Company with federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to the Mortgaged Rigs or any such facility or location, or any Environmental Claim asserted against the Company, the Mortgaged Rigs or any facility or location at any time owned or operated by the Company, including, in each case, without limitation, the actual reasonable fees and disbursements of external counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence, willful misconduct, unlawful act or material breach of the terms of this Agreement of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Trustee or any Purchaser set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Purchaser is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Purchaser (including without limitation by branches and agencies of such Purchaser wherever located) to or for the credit or the account of the Company against and on account of the Obligations and liabilities of the Company to such Purchaser under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Company purchased by such Purchaser pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Purchaser shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Without limiting the foregoing, each Purchaser agrees to use reasonable efforts to notify the Company of any exercise of such Purchaser's right of setoff granted hereby.

         11.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telex or telecopier communication) and mailed or sent by overnight delivery services, telexed, telecopied or delivered by hand, if to the Company or any other Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Purchaser, at its address specified for such Purchaser on Annex II if to the Trustee, at the address specified below its signature below; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective when received and, in the case of notice by telecopier, after confirmation of such receipt has been given by the recipient, excluding by way of automatic receipt produced by telecopier.

         11.04 Successors and Assigns - Representations of the Purchasers. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Purchasers.

         (b) Each Purchaser represents as to itself that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of its or their property shall at all times be within its or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act of 1933, as amended, and may be resold only if registered pursuant to the provisions of said Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law and that the Company is not required to register the Notes.

         (c) Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

                  (i) if such Purchaser is an insurance company, the Source does not include assets allocated to any separate account maintained by it in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (ii) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14, the "QPAM Exemption") managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iii); or

                  (iv) the Source is an insurance company general account, as such term is defined in PTE 95-60 (issued July 12, 1995) and as of the date of this Agreement there is no employee benefit plan with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of such Purchaser; or

                  (v) the Source is the assets of one or more employee benefit plans which are managed by an "in-house asset manager," as that term is defined in PTE 96-23 (issued April 10, 1996), the conditions of Part
         (I)(a), (b), (c), (g) and (h) of such exemption have been met with respect to the purchase of the Notes and the names of all employee benefit plans whose assets are included in the transaction have been disclosed to the Company in writing pursuant to this clause (v); or

                  (vi) the Source is a governmental plan; or

                  (vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii)

                  (viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA, or

                  (ix) The Source constitute an asset of an "investment fund" (within the meaning of Part V of PTE-84-14, the "QPAM Exemption") managed by a "Qualified Professional Asset Manager" or "QPAM" within the meaning of Part V of the QPAM Exemption" and the purchaser of such Notes is exempt under PTE-84-14.

         As used in this Section 11.04, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Trustee or any Purchaser in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Company and the Trustee or any Purchaser shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Trustee or any Purchaser would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Trustee or the Purchasers to any other or further action in any circumstances without notice or demand.

         11.06 Payments Pro Rata. Home Office Payment. (a) The Trustee agrees that promptly after its receipt of any funds in respect of any Obligations of the Company hereunder, it shall distribute such payment to the Purchasers (other than any Purchaser that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

         (b) So long as the original Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained herein or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below its name in Annex II, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, any such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Trustee. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Trustee in exchange for a new Note or Notes pursuant to Section 11.16. The Company will afford the benefits of this Section 11.06(b) to any Institutional Investor that is the direct or indirect transferee of any Note purchased by such Purchasers under this Agreement and that has made the same agreement relating to such Note such Purchasers have made in this Section 11.06(b).

         11.07 Computations. All computations of interest hereunder shall be made on the basis of a 360 day year of twelve 30 day months.

         11.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the internal law of the state of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the state of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Company hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Company further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company located outside New York City and by hand delivery to the Company located within New York City, at its address for notices pursuant to Section 11.03, such service to become effective 7 days after such mailing. Nothing herein shall affect the right of the Trustee or any Purchaser to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

         (b) The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

         (d) Any payment on account of an amount that is payable hereunder in Dollars which is made to or for the account of any Purchaser in the lawful currency of any other jurisdiction ("Currency"), whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Person obligated to make such payment shall constitute a discharge of the such Person's obligation under this Agreement and the other Credit Documents or the Notes only to the extent of the amount of Dollars which such Purchaser could purchase in the London foreign exchange markets with the amount of other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday or Sunday) on which banks in London are generally open for business following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such Purchaser, the Person obligated hereunder to make such payment shall indemnify and save harmless such Purchaser from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, the other Credit Documents or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Purchaser from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

         11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Trustee.

         11.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) the Company, the Trustee and each of the Purchasers shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Trustee at the Payment Office of the Trustee or, in the case of the Purchasers, shall have given to the Trustee telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it and (ii) the Company shall have fully satisfied each of the conditions set forth in Section 4.

         11.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         11.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company; the Trustee and the Required Purchasers, provided that no such change, waiver, discharge or termination shall, without the consent of each Purchaser affected thereby, (i) extend the maturity date of any Series of Notes, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, (ii) change the timing of payment or the amount of either the principal or the Make-Whole Amount
(iii) amend, modify or waive any provision of this Section, (iv) reduce the percentage specified in the definition of Required Purchasers, (v) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, or (vi) release the Lien on the Collateral or release the Parent Guarantor from the Parent Guaranty or a Subsidiary Guarantor from a Subsidiary Guaranty, in each case otherwise than as contemplated by Section 6.12(c).

         11.13 Survival. All indemnities, representations and warranties set forth herein including, without limitation, in Section 1.04, 3.04, 10.06 or
11.01 shall survive the execution and delivery of this Agreement and the purchase and repayment of the Notes.

         11.14 Domicile of Notes. Each Purchaser may transfer and carry its Notes at, to or for the account of any branch office, subsidiary or Affiliate of such Purchaser, provided that the Company shall not be responsible for costs arising under Section 3.04 resulting from any such transfer (other than a transfer pursuant to Section 1.05(a)) to the extent not otherwise applicable to such Purchaser prior to such transfer.

         11.15 Confidentiality. For the purposes of this Section 11.15, "CONFIDENTIAL INFORMATION" means information delivered to a Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by a Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on its behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser hereunder that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 11.15,
(iii) any other holder of any Note, (iv) any Institutional Investor to which a Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11.15), (v) any Person from which a Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11.15),
(vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 11.15 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 11.15.

         11.16 (a) Registration of Notes, etc. The Company thereby appoints the Trustee as its agent solely for purposes of this Section 11.16, to maintain a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall cause the Trustee to give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         (b) Upon surrender of any Note at the office of the Trustee for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be of the same Series and substantially in the form of the Note so surrendered. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 11.04(b) and (c); provided, however, that the Trustee shall not be permitted to register the transfer of any Note without the prior written consent of the Company if a transferee makes the representation set forth in clauses (ii), (iii), (v) or (vii) of Section 11.04(c) as to its source of funds to be used by it to pay the purchase price of such Note and the Company states to the Trustee that it has reasonably determined (based on an opinion of counsel provided to the Trustee at the cost of the Company) that such transfer would result in a prohibited transaction under Section 406(a)(1)(A)-(D) of ERISA or
Section 4975(c)(1)(A)-(D) of the Code.

         (c) Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (i) in the case of loss, theft or destruction, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory, or

                  (ii) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, in the same principal amount and Series dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Address:                            NOBLE DRILLING (JIM THOMPSON) INC.

10370 Richmond Avenue, Suite 400
Houston, TX 77042
                                    By:  /s/  BYRON L. WELLIVER
                                       ---------------------------
                                       Name:  Byron L. Welliver
                                       Title: Senior Vice President


with a copy to:

10370 Richmond Avenue, Suite 400
Houston, TX  77042
Attn:    Byron L. Welliver
Telephone:  (713) 974-3131
Facsimile:  (713) 974-3181

The foregoing is hereby agreed
to as of the date hereof.


[NAME OF EACH PURCHASER]


By:
   ---------------------------------
   Name:
   Title:

By:
   ---------------------------------
   Name:
   Title:

CHASE BANK OF TEXAS,
   NATIONAL ASSOCIATION,
   as Trustee


By:  /s/  MAURI J. COWEN
   ---------------------------------
   Name:  Mauri J. Cowen
   Title: Vice President and Trust Officer


Address:

Chase Bank of Texas, National Association
Global Trust Department
600 Travis, Suite 1150, 11th floor
Houston, TX 77002
Attn:    Ms. Mauri J. Cowen
         Vice President and Trust Officer
Telephone: (713) 216-6686
Telecopy:  (713) 216-5476

                                                            ANNEX I


                                   COMMITMENTS


PURCHASER                      Series A                  Series B                  Series C                 Series D
---------                      Commitment                Commitment                Commitment               Commitment
                               ----------                ----------                ----------               ----------
USAA Life Insurance                                      $20,000,000
Company

USAA Life Insurance                                                                $20,000,000
Company

The Variable Annuity                                                               $20,000,000
Life Insurance
Company

John Hancock Mutual                                                                                         $11,000,000
Life Insurance
Company

John Hancock Mutual                                                                                         $ 6,000,000
Life Insurance
Company

John Hancock Mutual                                                                                         $ 2,000,000
Life Insurance
Company

Investors Partner Life                                                                                      $   500,000
Insurance Company

John Hancock                                                                                                $   500,000
Variable Life
Insurance Company

Great-West Life &              $10,000,000
Annuity Insurance
Company

The Great-West Life            $ 5,000,000
Assurance Company

                                                            ANNEX I





PURCHASER                      Series A                  Series B                  Series C                 Series D
---------                      Commitment                Commitment                Commitment               Commitment
                               ----------                ----------                ----------               ----------


Principal Life                                           $ 6,000,000
Insurance Company on
Behalf of One or More
Separate Accounts

Principal Life                                           $ 4,000,000
Insurance Company on
Behalf of One or More
Separate Accounts

Nationwide Life                                          $ 6,500,000
Insurance Company

Nationwide Life and                                      $ 3,500,000
Annuity Insurance
Company

TOTALS:                        $15,000,000               $40,000,000               $40,000,000              $20,000,000

                                                                ANNEX II


                     INFORMATION RELATING TO THE PURCHASERS


NAME OF PURCHASER

(1) All payments by wire transfer of immediately available funds to:




         with sufficient information to identify
         the source and application of such funds.


(2) All notices of payments and written
    confirmations of such wire transfers:




(3) All other communications: